UNITED STATES
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SCHEDULE 14A
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KushCo Holdings, Inc.
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The following communication was sent by KushCo Holdings, Inc. (the "Company") to its employees on April 30, 2021:

KushCo – Integration Update Email

Subject:     Our Proposed Merger with Greenlane – Combined Company Leadership Team and KushCo Stock Option Treatment
To:         KushCo Employees
From:         Nick Kovacevich
Date:         Friday, April 30, 2021

Dear fellow KushCo team members:

As part of our continued bi-weekly updates regarding our proposed merger with Greenlane Holdings, Inc (“Greenlane”)1, I wanted to share some exciting news around the combined company’s proposed leadership team, which was announced via press release this morning, April 30, 2021. As a reminder, you’ll continue to hear from me and other members of the KushCo leadership team on a regular basis until the merger is consummated, assuming we receive the requisite stockholder approval and all closing conditions are satisfied.

Today, I’d like to cover two topics: 1) provide a more complete picture of the combined company’s proposed leadership team and 2) provide some information on how KushCo stock options will be treated once the merger is complete.

Combined Company Leadership Team

As we shared via press release on March 31, 2021 and earlier this morning, if the merger is approved and consummated, the combined company will be led by a team with an aggregate 25+ years of proven growth strategy execution and significant CPG tenure. Together, we will establish one of the most experienced teams in the ancillary cannabis industry, and one that we believe is capable of taking the combined company to new heights!

As you already know, I will lead the combined company as Chief Executive Officer, while Greenlane’s current CEO Aaron LoCascio will serve as President. In addition, Greenlane’s Bill Mote will serve as Chief Financial Officer, with Greenlane Co-founder Adam Schoenfeld serving as Chief Strategy Officer.

It is my pleasure to also officially announce the addition of William (Bill) Bine, Rhiana Barr, Douglas Fischer, Richard Finlow, Michael Cellucci, and Andrew Goodman to the combined company’s leadership team.

The table below sets forth information regarding each of the members of the proposed leadership team. The remaining senior leadership positions will be announced at a later date.

Combined Company Executive (Title)	Background
Nick Kovacevich (Chief Executive Officer)
Nick Kovacevich currently serves as the Co-Founder, Chairman, and CEO of KushCo.

In his role as CEO, Nick directs all business relations and financial strategy for the company. Nick also oversees the organization's senior management team. Nick has been integral in making critical strategic, growth, and financial decisions since the company's inception.

Nick became CEO of KushCo in 2014 when the company was primarily a packaging provider, doing less than $2M in annual sales and employing less than a dozen team members. Under his leadership, the company has expanded dramatically, growing revenues between 100-285% for five straight years, while diversifying its offering across four unique categories. Today, KushCo is one of the largest ancillary cannabis companies in the US, with nearly $115M in sales last year, over 120 employees, and operations in numerous states and three countries.

Nick graduated summa cum laude from Southwest Baptist University, where he was also the captain of the men’s NCAA II basketball team. After college, Kovacevich began his entrepreneurial career by building and selling Pack My Dorm. He continued on to found several other successful businesses including BigRentz, a leading online equipment rental company, and Alpha West, a diversified holding company whose portfolio businesses’ generate a combined $100M+ in annual sales. Recently, Nick was appointed to California’s 32nd DAA Orange County Fair Board by Governor Newsom.

William Mote (Chief Financial Officer)
William (Bill) Mote currently serves as the Chief Financial Officer of Greenlane, responsible for overseeing the accounting, business support, financial planning and analysis, treasury, and tax functions.

Bill has over 25 years of experience building and leading finance teams in global corporations with significant operating scale and complexity. Prior to joining Greenlane, Bill was CFO at Basic Fun and previously at Summer Infant (NASDAQ:SUMR) and the Poarch Band of Creek Indians. Earlier in his career Bill held senior level finance roles at Jakks Pacific, Easton Bell Sports and Hewlett-Packard.

Bill graduated from Louisiana State University in Baton Rouge with a bachelor’s degree in Accounting and a master’s degree in Business Administration.

Aaron LoCascio (President)	Aaron LoCascio currently serves as the Co-Founder and Chief Executive Officer of Greenlane. After encountering his first vaporizer at the age of 19, LoCascio sensed the commercial and technological potential of vaporization and began purchasing and re-selling units online shortly thereafter. Since then, Greenlane has flourished under Aaron’s continued day-to-day operations. Aaron holds a degree in Accounting from Valencia Community College.
Adam Schoenfeld (Chief Strategy Officer)	Adam Schoenfeld currently serves as the Co-Founder of Greenlane and has served as Chief Strategy Officer of the company since May 2018. He is an early adopter and pioneer of vaporization, and he has worked diligently to develop extensive personal contacts within the cannabis industry. Adam played an integral role in the adoption and success of numerous successful brands in the vaporization space that have become household names. Adam has a keen understanding of the diffusion of innovation and a mastery of the web marketing, advertising, and search engine optimization techniques to accelerate that diffusion. Adam studied International Business and earned his bachelor’s degree at Evergreen State College.
William Bine (Chief Operating Officer)
William (Bill) Bine currently serves as the Chief Operating Officer of Greenlane. Bill is an accomplished executive with more than 25 years of experience leading supply chain and operations growth and transformation in the consumer products and manufacturing industries. He has built his career in diverse global business environments and delivered accretive results in domestic and international business growth, M&A, and business transformation.

Prior to joining Greenlane, Bill was SVP, Global Supply Chain and Operations at Crocs, Inc. and was responsible for the global supply chain transformation and restructuring strategy as part of the broader brand turnaround. Under his leadership, the supply chain transformation repositioned the company for growth by consolidating operations and facilities, diversifying the sourcing base for supply chain resiliency, right-sizing organizational structures and modernizing distribution facilities.

Prior to Crocs, Bill held multiple leadership positions across several brands including: Interim Chief Sourcing Officer and VP, Global Sourcing Operations at Ascena Retail Group, VP International Operations and Supply Chain Strategy at Chico’s FAS, Inc. and multiple senior positions at L Brands, Inc.

Bill is a US Navy veteran and earned a Bachelor of Science degree in Electrical Engineering from the University of Notre Dame and a Masters of Business Administration in Finance and Operations from Duke University.

Rhiana Barr (Chief People Officer)
Rhiana Barr currently serves as the Chief People Officer at KushCo. In her role as CPO, Rhiana leads the company’s human resources (HR) team and manages all aspects of HR, including compensation, benefits, recruiting, training, employee relations, payroll, talent management, and HR technology.

Rhiana brings nearly two decades of HR experience to KushCo, having worked in a variety of roles across a diverse set of leading, global organizations, where she led and implemented HR and organizational effectiveness strategies to drive business results. Her expertise encompasses full scale recruiting, talent development, and people operations experience.

Rhiana previously served as the Head of HR Business Partners and Talent Acquisition at Cetera Financial Group, where she oversaw and managed the talent acquisition team, and was responsible for the ongoing transformation of Cetera's hiring strategy to attract and retain top talent for the organization while in a stage of hyper growth and cultural change. Prior to Cetera, she served as the Director of Human Resources at Clearwater Paper Corporation, where she transformed the human resources function and was an integral leader on various M&A and synergy initiatives. Rhiana also spent nearly five years at Nestle USA, where she focused on multi-million-dollar reorganization initiatives, championed change management programs, built talent strategies, and created a diversity and inclusion roadmap.

Rhiana received her Bachelor of Science degree in business administration at DeVry University and received her Masters of Business Administration (MBA) at The University of Phoenix.

Douglas Fischer (General Counsel)
Douglas Fischer has served as the General Counsel of Greenlane since October 2018. Prior to joining Greenlane, Doug practiced at Cadwalader, Wickersham & Taft, where he represented corporations and individuals in an array of settings spanning white collar criminal, regulatory, and complex commercial matters. Doug served as the Chief Legal Officer of the National Association of Cannabis Businesses, where he worked with leading cannabis businesses to establish national compliance standards.

Doug has deep experience with anti-money laundering laws, the Controlled Substances Act, cannabis regulation, securities laws, and corporate compliance programs; he has written and spoken extensively concerning cannabis regulation, including appearing in the Wall Street Journal, Forbes, Cheddar, and The Daily Beast.

Doug received a Bachelor of Arts degree in Political Science from The George Washington University and a Juris Doctor degree from American University Washington College of Law.

Richard Finlow (Managing Director, Europe)
Richard Finlow currently serves as the Managing Director Europe for Greenlane, responsible for spearheading the company’s growth in key European markets.

Prior to joining Greenlane, he led global business development at ST Dupont as Group Commercial Director focused on Europe and North American markets as well as new product development. In addition, Richard spent over 8 years in a variety of leadership roles at Zippo, where he expanded international presence, channel diversification and introduced new product lines. As senior vice president of global sales and marketing, he drove the company’s growth with particular focus on North America, Europe and China. He was also Managing Director Europe and Sales & Marketing Director EMEA. Richard previously worked for Gillette and Suntory in global sales and marketing positions.

He holds a degree in business, a postgraduate degree in marketing, and an MBA from the University of Wolverhampton in the UK. Richard is a member of the British Institute of Directors (IOD).

Michael Cellucci (President, CPG Sales)
Michael Cellucci currently serves as the President of Sales and Marketing North America for Greenlane, overseeing corporate vision as the organization continues to pursue higher-margin revenue opportunities.

A 20-year veteran of the CPG industry, Michael has created, cultivated and managed brands in both premium and mass channels. Most notably, he served as President of Drew Estate: The Rebirth of Cigars, stewarding the company’s growth and sale to Swisher International, the world's largest producer of mass-market cigars. He also held executive roles at Quality Importers, and Xikar International—transforming them into tobacco-industry leaders with dynamic brand building and disruptive distribution strategies.

Over the last two years, Michael has shifted focus to the cannabis space where he has worked with several iconic companies across all segments of the industry.

Andrew Goodman (SVP Packaging)
Andrew Goodman currently serves as the SVP of Sales at KushCo and is focused on revenue growth and enhancing the customer experience while driving sales strategy and market development.

Andrew brings 15 years of sales and sales management experience to KushCo, most recently overseeing sales and operations at eBottles, a cannabis focused packaging company. At eBottles, Andrew navigated the company to 80% growth in 2020 while also overseeing new product development and the global supply chain.

Andrew holds a Bachelor of Business Administration and graduated Magna Cum Laude from The George Washington University.

As it relates to the combined company’s marketing division and initiatives, we want to emphasize that marketing is a strategic function critical to the future growth of the combined business. We are in the process of conducting an executive search to identify and recruit a strategic marketing leader for the combined entity. We will provide updates as we move further along in this process, but in the interim, marketing will continue to report to Brian Stewart.

In order to ensure a seamless transition, Roger Carthew (SVP, People Culture and Talent at Greenlane), Rodrigo De Oliveira (Chief Operating Officer at KushCo), and Stephen Christoffersen (Chief Financial Officer at KushCo), will stay on with the combined company for a predetermined period.

I’d like to personally thank Roger, Rodrigo, and Stephen for all that they have done to get us to this point! Our employees are always top-of-mind, and we will ensure that this transition mutually benefits them and the future of the company.

Answering Your Questions Around Stock Options

Attached to this email is a presentation document and spreadsheet estimator, which outlines how KushCo shares and options will be valued if the merger is consummated. We will be going over this again during our upcoming companywide meeting later today, but please take a moment to review beforehand.

Thank you again to all who have submitted questions since we announced the proposed merger. Please continue to submit any questions related to the merger by emailing Ask@kushco.com. We will continue to collect them and ensure you receive answers in a timely fashion.

Today marks another big step in the right direction, and we’re excited to keep progressing on our integration plans to combine our two companies into an ancillary powerhouse capable of serving our industry for years to come!

Cheers,

Nick Kovacevich | KushCo Holdings, Inc. | CEO
6261 Katella Ave Ste 250, Cypress, CA 90630
nick@kushco.com | call/text: 714.462.1523
This electronic message contains information from KushCo Holdings, Inc. The contents may be privileged and confidential and are intended for the use of the intended addressee(s) only. If you are not an intended addressee, note that any disclosure, copying, distribution, or use of the contents of this message is prohibited. If you have received this e-mail in error, please contact me immediately.

[1] Greenlane is a NASDAQ listed public reporting company under ticker “GNLN”. KushCo is traded on the OTCQX market under ticker “KSHB”. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. This announcement is qualified in its entirety by the text of the press release.
Cautionary Statement Regarding Forward-Looking Statements
This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. These statements are based on management’s current expectations, beliefs and assumptions. While KushCo’s management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the Merger Agreement; (3) the inability to consummation the proposed merger due to the failure to obtain the requisite stockholder approvals or the failure to satisfy other conditions to completion of the proposed merger; (4) risks that the proposed transaction disrupts current plans and operations of KushCo and/or Greenlane; (5) the ability to recognize the anticipated benefits of the proposed merger; and (6) the amount of the costs, fees, expenses and charges related to the proposed merger; and the other risks and important factors contained and identified in KushCo’s and Greenlane’s filings with the SEC, such as their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2020, any of which could cause actual results to differ materially from the forward-looking statements in this communication.
There can be no assurance that the proposed merger will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this communication. Neither KushCo nor Greenlane is under any duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and neither KushCo nor Greenlane intends to do so.
Important Information for Investors and Stockholders
In connection with the proposed merger, Greenlane expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Greenlane and KushCo that also constitutes a prospectus of Greenlane, which joint proxy statement will be mailed or otherwise disseminated to Greenlane’s and KushCo’s respective stockholders when it becomes available. Greenlane and KushCo also plan to file other relevant documents with the SEC regarding the proposed merger. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by KushCo and Greenlane with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the companies will be available free of charge on their respective websites at www.kushco.com and www.gnln.com and.
Participants in Solicitation
KushCo, Greenlane and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of KushCo is set forth in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on December 28, 2020. Information about the directors and executive officers of Greenlane is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 24, 2020. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Greenlane and KushCo Merger

Treatment of Stock Options

FTI CONSULTING

April 2021

Proposed Greenlane and KushCo Merger

If the merger between Greenlane and KushCo is consummated, all outstanding stock options granted under the KushCo Stock Incentive Plan will become **100% vested and exercisable**.

The **Base Exchange Ratio**[1] for the merger is currently 0.2546, which means that each KushCo share is worth approximately 0.2546 shares of Greenlane Class A Common Stock.

1
KushCo
Share
0.2546
Greenlane
Shares

1 The **Base Exchange Ratio** is subject to change in the event that Greenlane issues additional securities prior to the closing of the merger in connection with any acquisitions or capital raising transactions. Under the terms of the merger agreement, Greenlane's existing stockholders will maintain an aggregate interest of at least 50.1%, and not more than 51.9%, in the combined company.

3

KushCo Common Stock Valuation

The value of one share of KushCo common stock following the merger can be calculated as follows:

Value = (# of KushCo Shares) × (Exchange Ratio) × (Greenlane Price/Share)

Value of 1 KushCo Share
Exchange Ratio
Greenlane Share Price

4

KushCo Stock Valuation Example

Example: Jordan was granted 100 KushCo shares. How much are Jordan's shares currently worth?

Number of Shares: 100 Shares

Exchange Ratio: 0.2546

Greenlane Share Price[1]: $4.60/Share

Value of Jordan's Stocks = (100 Shares) × (0.2546) × ($5.50/Share)

= $117.12

Jordan's 100 shares of KushCo stocks are now worth **$117.12**.

1 Share price is as of the market close on April 29, 2021.

5

KushCo Stock Option Valuation

The value of one KushCo stock option following the merger can be calculated as follows:

Value = (# of KushCo Options) × [(Exchange Ratio) × (Greenlane Price/Share) – (KushCo Exercise Price/Share)]

Value of 1 KushCo Option
KushCo Share Value
KushCo Option Exercise Price
Value of 1 KushCo Option
Exchange Ratio
Greenlane Share Price
KushCo Option Exercise Price

6

KushCo Stock Option Valuation Example

Example: Jamie was granted 100 KushCo stock options with an exercise price of $1.00. How much are Jamie's options currently worth?

Number of Options: 100 Shares

Exchange Ratio: 0.2546

Greenlane Share Price[1]: $4.60/Share

KushCo Exercise Price = $1.00/Share

Value of Jamie's Options = (100 Shares) × [(0.2546) × ($4.60/Share) – ($1.00/Share)]

= (100 Shares) × [$1.1712/Share – $1.00/Share]

= (100 Shares) × [$0.1712/Share]

= $17.12

Jamie's 100 KushCo options with an exercise price of $1.00 are now worth **$17.12**.

1 Share price is as of the market close on April 29, 2021.

7

FTI CONSULTING

KushCo Option Conversion

No one will be required to exercise their options upon closing of the merger.

- Although everyone's options will become fully vested and exercisable if the merger is consummated, no one will be required to exercise their options. Unexercised KushCo options will be converted to Greenlane options using the Base Exchange Ratio.
- If you happen to hold an option that is out-of-the-money post close, you can keep the option until it becomes in-the-money.

The number of Greenlane options and the Greenlane exercise price will be calculated as follows:

of Greenlane Options = (# of KushCo Options) × (Exchange Ratio)

# of Greenlane Options = # of KushCo Options × Exchange Ratio

Greenlane Exercise Price/Share = (KushCo Exercise Price/Share) / (Exchange Ratio)

Greenlane Option Exercise Price = KushCo Option Exercise Price ÷ Exchange Ratio

8

FTI CONSULTING

KushCo Option Conversion Example

Example: Alex was granted 100 KushCo options with an exercise price of $1.00. Alex has decided not to exercise the KushCo options which have been converted to Greenlane options post close. What are is the new exercise price for the Greenlane options, and how many Greenlane options does Alex have?

Number of Options: 100 Shares

Exchange Ratio: 0.2546

Greenlane Share Price[1]: $4.60/Share

KushCo Exercise Price = $1.00/Share

\# of Greenlane Options = (100 of KushCo Options) × (0.2546)

= 25.46 Greenlane Options

Greenlane Exercise Price/Share = ($1.00/Share) / (0.2546)

= $3.9278/Share

Upon consummation of the merger, Alex's 100 KushCo options with an exercise price of $1.00 will be converted to **25.46 Greenlane Options** with an exercise price of **$3.9278**.

1 Share price is as of the market close on April 29, 2021.

9